SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: (Date of earliest event reported)  November 2, 2009

THE BEARD COMPANY

(Exact name of registrant as specified in its charter)

Oklahoma	1-12396	73-0970298
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Harvey Parkway

301 N. W. 63rd Street, Suite 400

Oklahoma City, Oklahoma                73116

(Address of principal executive offices)   (Zip Code)

(405) 842-2333

(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Page 1 of 3 Pages

Information to be Included in the Report:

Item 5.03.  Amendment to Articles of Incorporation or Bylaws; Change in Authorized Capital.

On November 2, 2009, The Beard Company (the “Company”) issued a news release announcing a 2-for-1 stock split of the Company’s common stock effective November 2, 2009. A copy of the news release is attached hereto as Exhibit 99.1.

The shareholders and Board of Directors of the Company approved an amendment to Article Five of the Company’s Restated Certificate of Incorporation. The Certificate of Amendment to the Company’s Restated Certificate of Incorporation (the “Certificate”) was filed with the Oklahoma Secretary of State on November 2, 2009. A copy of the Certificate is attached hereto as Exhibit 3.4 and incorporated herein by reference.

Item 9.01.  Financial Statements and Exhibits.

The following exhibit is filed with this Form 8-K and is identified by the number indicated.

3.4	Certificate of Amendment to the Restated Certificate of Incorporation filed with the Oklahoma Secretary of State November 2, 2009

99.1	News Release dated November 2, 2009 re 2-for-1 split of the Company’s Common Stock effective November 2, 2009

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE BEARD COMPANY

/s/ Herb Mee, Jr.
Herb Mee, Jr., President

November 2, 2009

INDEX TO EXHIBITS

Exhibit No.	Description	Method of Filing

3.4	Certificate of Amendment to the Restated Certificate of Incorporation filed with the Oklahoma Secretary of State November 2, 2009	Filed herewith electronically

99.1	News Release dated November 2, 2009 re 2-for-1 split of the Company’s Common Stock effective November 2, 2009	Filed herewith electronically

Page 2 of 3 Pages